EXHIBIT 10.2





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                             TENANCY AGREEMENT


      WHEREAS Guangxi Tongji Medicine Co., Ltd. has the property right of depot in No. 5 Beiji Road (5479.62 m^2), Nanning Tonhgji Hospital Co., Ltd. became the tenant of Tongji Medicine co., Ltd. and both parties agree to the following terms and conditions:

      1.    Rental period is from October 1, 2003 to December 31, 2008.

      2.    Standard rental fee is 3RMB/month.

      3. Nanning Tongji Hospital Co., Ltd. has the rental preferential treatment after expiration.

      4.    Rent list:

        Rent          Sq.m.       Per Amounts/sq.m   Months     Total Amounts
        ----         -------      ----------------   ------     -------------

        2003         5479.62              3              2        32,877.72
        2004         5479.62              3             12       197,266.32
        2005         5479.62              3             12       197,266.32
        2006         5479.62              3             12       197,266.32
        2007         5479.62              3             12       197,266.32
        2008         5479.62              3             12       197,266.32
        Total                                                  1,019,209.32





Guangxi Tongji Medicine Co., Ltd.           Nanning Tongji Hospital Co., Ltd.



By:  /s/                                    By: /s/
    ---------------------------------           -------------------------------
    Authorized Officer                          Authorized Officer

Date:   11/01/2003                          Date:    11/01/2003